Exhibit 99.1

For Immediate Release

COHEN & STEERS, INC. REPORTS 2005 FIRST QUARTER RESULTS

New York, May 4, 2005 – Cohen & Steers, Inc. (NYSE: CNS), a leading manager of high income equity portfolios, today reported net income of $7.1 million, or $0.18 per fully diluted share, in the quarter ended March 31, 2005. Earnings per share data for the quarter ended March 31, 2004 are not comparable because the company operated as a private company at that time. In the quarter ended December 31, 2004, net income was $9.9 million, or $0.25 per diluted share, which, as previously reported, included $0.06 per fully diluted share due to the reversal of a non-cash, stock-based compensation expense.

First quarter 2005 revenue increased 25% to $34.1 million compared with revenue of $27.3 million in the first quarter of 2004. Sequentially, revenue increased 6% compared with revenue of $32.1 million in the quarter ended December 31, 2004.

Net income in the first quarter included the effect of previously disclosed expenses of $1.8 million, before taxes, associated with the launch of four mutual funds. These expenses are included in General & Administrative expenses and are initial non-recurring expenses associated with the startup of these funds. These organizational expenses reduced after tax net income by $1.0 million, or approximately $0.03 per fully diluted share.

“The first quarter was one of great progress for our firm,” said Martin Cohen, co-chairman and co-chief executive officer of Cohen & Steers. “We recorded our highest quarterly revenues ever and we continued to expand and broaden our investment platform. In January we launched our first fully diversified portfolio of high-dividend paying common stocks, Cohen & Steers Dividend Majors Fund - a $250 million closed-end mutual fund, and in March we raised approximately $300 million in our first global real estate securities portfolios, Cohen & Steers Worldwide Realty Income Fund, another closed-end mutual fund, and Cohen & Steers International Realty Fund, an open-end mutual fund. We continue to be well positioned to deliver superior returns to our clients, grow our assets under management and create shareholder value.”

Assets Under Management

Assets under management were $17.8 billion as of March 31, 2005, an increase of 14%, from $15.5 billion at March 31, 2004. Sequentially, assets under management decreased 3%, or $523.3 million, compared with December 31, 2004, with net inflows of $574.1 million being offset by market depreciation. For the three months ended March 31, 2005, closed-end mutual fund inflows were $604.5 million, open-end mutual funds had net outflows of $4.7 million and institutional separate accounts had net outflows of $25.7 million.

Real estate common stocks represented 71% of Cohen & Steers’ assets under management at March 31, 2005, compared with 75% at March 31, 2004, as the company continued to expand its investment portfolios to include utility stocks, corporate preferred securities and other high-dividend paying common stocks. Closed-end mutual funds represented 51% of total assets under management at March 31, 2005, compared with 49% at March 31, 2004.

Assets under management for Houlihan Rovers, Cohen & Steers Brussels-based affiliate, increased 69% to $796.3 million at March 31, 2005, compared with $472.3 million at March 31, 2004. Sequentially, assets under management for Houlihan Rovers increased 40%, compared with $569 million at December 31, 2004. The majority of the increase in assets under management in the first quarter was attributable to $226 million in net inflows in the first quarter. This increase included $147.8 million that Houlihan Rovers subadvises for two Cohen & Steers mutual funds. Houlihan Rovers assets under management that are not subadvised for Cohen & Steers ($648.5 million at March 31, 2005) are not included in Cohen & Steers assets under management.

Business Highlights

In the first quarter, the company launched a number of important initiatives that it believes will produce an important contribution to its financial performance in the future. The company raised $286.6 million (net of underwriting fees and exclusive of the underwriters’ over-allotment) in Cohen & Steers Worldwide Realty Income Fund, a closed-end mutual fund*. This represented Cohen & Steers first global real estate securities portfolio. Shares of the fund began trading on the NYSE on March 29, 2005. In May 2005, the fund is expected to offer approximately $150 million in Auction Market Preferred Securities for the purpose of creating the level of investment leverage specified by the fund’s prospectus.

“The interest in our international offerings demonstrates the growth potential of global real estate securities investing,” said Robert Steers, co-chairman and co-chief executive officer of Cohen & Steers. “Along with our open-end fund, Cohen & Steers International Realty Fund, we are seeing significant investor interest for global portfolios by both individuals and institutions. We believe our partnership with Houlihan Rovers is providing us a new and exciting area of growth.”

Other quarterly highlights included:

•

The company named Matthew S. Stadler as executive vice president and chief financial officer, effective May 2, 2005. Mr. Stadler is a securities industry executive who has more than 25 years of combined financial, operational and business experience at both private and public companies. Most recently, Mr. Stadler was a managing director at Lehman Brothers Inc. He served as chief financial officer of Neuberger Berman Inc., a Lehman Brothers company, since 1999.

•

The company launched two new open-end mutual funds. In addition to Cohen & Steers International Realty Fund**, which commenced operations on March 31, 2005, Cohen & Steers VIF Realty Income Fund*** became available to the public on March 1, 2005. This fund invests in U.S. real estate securities and is designed for the variable annuity market.

•

The company named Derek Cheung as vice president and head of Asia/Pacific real estate securities research. Mr. Cheung will establish an office for Cohen & Steers in Hong Kong, which will support the global real estate securities investment management activities of Cohen & Steers and Houlihan Rovers. The company anticipates its Hong Kong office will be operational by the end of the second quarter.

•

Van Kampen Investments launched new Unit Investment Trusts (“UITs”) that invest in REITs, preferred securities and closed-end mutual funds. Cohen & Steers provides portfolio consulting services for these UITs. As of March 31, 2005, the company provided advisory consulting services to twenty Van Kampen UITs with assets of $685.4 million, compared with fifteen UITs with assets of $681.3 million at December 31, 2004. These assets are not included in Cohen & Steers assets under management.

•

Houlihan Rovers had net income of $304,000 in the quarter ended March 31, 2005, compared with $197,000 in the quarter ended December 31, 2004. In March, it began sub-advising a new open-end global real estate securities mutual fund, sponsored by Prudential Investments, that is offered to Asian investors. The assets under management that Houlihan Rovers subadvises for Cohen & Steers did not have a material financial impact in the first quarter as these funds commenced operations in the last week of March. The company records 50% of Houlihan Rovers net income in Equity in Earnings of Affiliate, Net of Tax.

•

Cohen & Steers Capital Advisors (“CSCA”), the company’s investment banking arm, had revenues of $2.9 million in the first quarter. During the quarter, the group earned advisory fees for, among other transactions, two equity offerings of common stock for two public companies and a merger advisory assignment for another publicly traded company. In addition, during the quarter the NASD approved CSCA’s application to expand its underwriting business to include firm commitment underwriting of securities. So far in the second quarter, CSCA has earned $3.7 million in revenue by acting as financial advisor in connection with a merger advisory assignment relating to the sale of a public company and a restructuring assignment relating to the consolidation and simultaneous refinancing of numerous real estate partnerships.

Dividends

On April 15, 2005, the company paid a quarterly cash dividend of $0.10 per share to its shareholders of record at the close of business on March 29, 2005.

Conference Call Information

Cohen & Steers will hold a conference call tomorrow, May 5, 2005 at 10:00 a.m. Eastern Standard Time to discuss the company’s first quarter 2005 results. Investors and analysts can access the live conference call by dialing (877) 234-1973 (domestic) and (973) 582-2749 (international) and asking for the Cohen & Steers conference call. A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on May 5, 2005 and can be accessed at (877) 519-4471 (domestic) and (973) 341-3080 (international); PIN: 6009147. Internet access to the webcast, which includes audio (listen-only), will be available on the company’s Web site at cohenandsteers.com under "Corporate Info." The webcast will be archived on Cohen & Steers' Web site for two weeks. Participants should plan to register at least 10 minutes before the conference call begins.

About Cohen & Steers, Inc.

Cohen & Steers is a manager of high-income equity portfolios, specializing in U.S. REITs, global real estate securities, preferred securities, utilities and other high-dividend paying common stocks. Headquartered in New York City, the firm serves individual and institutional investors through a wide range of open-end funds, closed-end funds and separate accounts.

Forward Looking Statements

This press release and other statements that Cohen & Steers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The company believes that these factors include, but are not limited to, those described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which is accessible on the Securities and Exchange Commission’s website at http://www.sec.gov and on Cohen & Steers’ website at cohenandsteers.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. The company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

* As with any investment, the price of the fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Please consider the investment objectives, risks, charges and expenses of the fund carefully before investing. This and other information about the fund is included in the prospectus. Call 1-800-330-7348 for a prospectus. Please read the prospectus carefully before investing. Please note that a registration statement relating to the offering of auction rate preferred shares by the fund has been filed with the Securities and Exchange Commission but has not yet become effective. The information in this document and that registration statement is not complete and may be changed. The auction rate preferred shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these auction rate preferred shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

** As with any investment, the price of the fund’s shares will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Please consider the investment objective, risks, charges and expenses of the fund carefully before investing. This and other information about the fund is included in the prospectus. Call 1-800-330-7348 or visit cohenandsteers.com for a prospectus. Please read the prospectus carefully before investing. Cohen & Steers Securities, LLC is the distributor of the fund.

*** This fund’s shares are not sold to the general public, but are currently offered only to separate accounts funding variable annuity contracts issued by certain insurance companies and the fund’s prospectus is available through the distributor of each of these variable annuity contracts. Cohen & Steers Securities, LLC is the distributor of the fund.

Contact:

Salvatore Rappa, vice president and associate general counsel

212-832-3232

Cohen & Steers, Inc.

757 Third Avenue

New York, New York 10017

cohenandsteers.com

COHEN & STEERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2005, DECEMBER 31, 2004 AND MARCH 31, 2004*
($ in thousands, except share and per share data) (Unaudited)

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004

Revenue:
Investment advisory and administration fees:
Closed-end mutual funds	$14,066	$13,669	$8,801
Open-end mutual funds	9,689	9,797	8,282
Institutional separate accounts	3,565	3,304	2,646

Total investment advisory and administration fees	27,320	26,770	19,729
Distribution and service fee revenue	2,869	2,904	2,408
Portfolio consulting and other	1,029	872	709
Investment banking fees	2,889	1,509	4,463

Total revenue	34,107	32,055	27,309

Expenses:
Employee compensation and benefits	8,659	2,967	8,980
General and administrative	5,403	4,058	2,757
Distribution and service fee expenses	6,660	6,273	4,195
Amortization, deferred commissions	989	944	1,057
Depreciation and amortization	1,375	1,389	281

Total expenses	23,086	15,631	17,270

Operating income	11,021	16,424	10,039

Non-operating income (expense):
Interest and dividend income	551	726	101
Gain from sale of marketable securities	507	—	—
Foreign currency transaction loss	(21)	—	—
Interest expense	(22)	(21)	(42)

Total non-operating income	1,015	705	59

Income before income taxes and equity in earnings of affiliate	12,036	17,129	10,098
Income tax expense	(5,059)	(7,194)	(767)
Equity in earnings of affiliate, net of tax	88	11	—

Net income	$7,065	$9,946	$9,331

Earnings per share:
Basic	$0.18	$0.25	$0.35

Fully Diluted	$0.18	$0.25	$0.35

Weighted average shares outstanding:
Basic	40,022,054	39,888,314	26,700,000

Fully Diluted	40,234,923	40,014,748	26,700,000

* Prior to August 17, 2004, the company was a privately held S-Corporation. Certain prior period amounts have been reclassified to conform with the current period's presentation.

COHEN & STEERS, INC. AND SUBSIDIARIES
INCOME STATEMENT SEGMENT DATA
THREE MONTHS ENDED MARCH 31, 2005, DECEMBER 31, 2004 AND MARCH 31, 2004*
($ in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004

Asset Management:
Total revenue	$31,218	$30,546	$22,846
Total operating expenses	20,855	13,527	14,278

Operating income	10,363	17,019	8,568
Total non-operating income	991	685	53

Income before income taxes and equity in earnings of affiliate	11,354	17,704	8,621
Income tax expense	(4,772)	(7,453)	(666)
Equity in earnings of affiliate, net of tax	88	11	—

Net income	$6,670	$10,262	$7,955

Investment Banking:
Total revenue	$2,889	$1,509	$4,463
Total operating expenses	2,231	2,104	2,992

Operating income (loss)	658	(595)	1,471
Total non-operating income	24	20	6

Income (loss) before income taxes	682	(575)	1,477
Income tax (expense) benefit	(287)	259	(101)

Net income (loss)	$395	$(316)	$1,376

* Prior to August 17, 2004, the company was a privately held S-Corporation.

COHEN & STEERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
MARCH 31, 2005 AND DECEMBER 31, 2004*
$ in thousands, except share and per share data)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,112	$30,164
Marketable securities available-for-sale	84,845	69,935
Accounts receivable:
Company-sponsored mutual funds	8,555	8,498
Other	4,932	4,654
Due from company-sponsored mutual funds	320	386
Income tax refunds receivable	199	380
Prepaid expenses and other current assets	1,185	2,119

Total current assets	127,148	116,136

Property and equipment-net	2,841	2,638

Intangible asset-net	12,583	13,693

Other assets:
Deferred commissions-net	5,320	5,716
Investments, company-sponsored mutual funds	—	100
Equity investment	4,075	3,961
Deferred income tax asset	19,907	18,003
Deposits	1,596	43

Total other assets	30,898	27,823

Total assets	$173,470	$160,290

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses and compensation	$11,598	$7,328
Dividends payable	3,990	3,983
Current portion of long-term debt	103	115
Current portion of obligations under capital leases	56	20
Deferred income tax liability	760	1,301
Income taxes payable	5,560	—
Other current liabilities	43	254

Total current liabilities	22,110	13,001

Long-term liabilities:
Long-term debt	1,536	1,558
Deferred rent less current maturities	222	66
Obligations under capital leases	99	30

Total long-term liabilities	1,857	1,654

Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share:
Authorized, 500,000,000 and 500,000,000 shares, respectively
Issued and outstanding, 35,388,736 and 35,388,736 shares, respectively	354	354
Additional paid-in capital	166,623	165,048
Accumulated deficit	(18,482)	(21,557)
Accumulated other comprehensive income	1,008	1,790

Total stockholders' equity	149,503	145,635

Total liabilities and stockholders' equity	$173,470	$160,290

* Prior to August 17, 2004, the company was a privately held S-Corporation.

COHEN & STEERS, INC. AND SUBSIDIARIES
MARCH 31, 2005, DECEMBER 31, 2004 AND MARCH 31, 2004
Assets Under Management (AUM)|
($ in millions)
(Unaudited)

Account Type	March 31, 2005	% of assets	December 31, 2004	% of assets	March 31, 2004	% of assets

Closed-end Mutual Funds	$9,125.7	51%	$8,984.4	49%	$7,664.5	49%
Open-end Mutual Funds	4,823.8	27%	5,198.6	28%	4,514.0	29%
Institutional Separate Accounts	3,827.9	22%	4,117.7	23%	3,360.8	22%

Total AUM	$17,777.4	100%	$18,300.7	100%	$15,539.3	100%

Security Type
Real Estate Common Stocks	$12,596.9	71%	$13,542.5	74%	$11,605.5	75%
Utility Common Stocks	1,997.7	11%	1,913.8	10%	959.4	6%
Other U.S. Common Stocks	137.4	1%	0.0	0%	0.0	0%
Foreign Common Stocks	20.7	0%	0.0	0%	0.0	0%
Real Estate Preferred Stocks	1,439.0	8%	1,377.1	8%	996.9	6%
Corporate Preferred Stocks	963.7	5%	955.7	5%	786.6	5%
Fixed Income (1)	119.1	1%	153.2	1%	97.4	1%
Cash and Short-Term Investments	502.9	3%	358.4	2%	1,093.5	7%

Total AUM	$17,777.4	100%	$18,300.7	100%	$15,539.3	100%

Houlihan Rovers
Institutional Separate Accounts	$648.5	81%	$569.0	100%	$472.3	100%
Cohen & Steers Sub-Advised Mutual Funds (2)	147.8	19%	0.0	0%	0.0	0%

Total AUM	$796.3	100%	$569.0	100%	$472.3	100%

(1) Includes corporate bonds.
(2) Included in Cohen & Steers Asset Under Management

COHEN & STEERS, INC. AND SUBSIDIARIES
THREE MONTHS ENDED MARCH 31, 2005 AND 2004
Changes in Assets Under Management (AUM)
($ in millions)

	Three Months Ended March 31,
	2005	2004

Total Accounts:
Beginning AUM	$18,300.7	$11,680.1
Net flows	574.1	2,639.1
Net appreciation/(depreciation)	(1,097.4)	1,220.1

Ending AUM	17,777.4	15,539.3

Total net flows/beginning AUM (%)	3.1%	22.6%

Change in AUM (%)	-2.9%	33.0%

Closed-end mutual funds
Beginning closed-end mutual funds AUM	$8,984.4	$4,790.6
Net flows	604.5	2,472.0
Net appreciation/(depreciation)	(463.2)	401.9

Ending closed-end mutual funds AUM	9,125.7	7,664.5

Open-end mutual funds
Beginning open-end mutual funds AUM	$5,198.6	$3,897.1

Subscriptions	418.2	416.1
Redemptions	(422.9)	(249.3)

Net subscriptions/(redemptions)	(4.7)	166.8
Net appreciation/(depreciation)	(370.1)	450.1

Ending open-end mutual funds AUM	4,823.8	4,514.0

Institutional Separate accounts
Beginning institutional separate accounts AUM .	$4,117.7	$2,992.4

Inflows	86.5	110.6
Outflows	(112.2)	(110.3)

Net flows	(25.7)	0.3
Net appreciation/(depreciation)	(264.1)	368.1

Ending institutional separate accounts AUM	3,827.9	3,360.8

Ending AUM	$17,777.4	$15,539.3

Houlihan Rovers
Beginning AUM	$569.0	$358.5

Inflows - institutional separate accounts AUM	78.6	75.4
Inflows - Cohen & Steers sub-advised AUM	147.8	0.0

Net flows	226.4	75.4
Net appreciation	0.9	38.4

Ending AUM	$796.3	$472.3

Total net flows/beginning AUM (%)	39.8%	21.0%

Change in AUM (%)	39.9%	31.7%